Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
November 6, 2019	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
Codexis, Inc.	Madrid	Washington, D.C.
200 Penobscot Drive	Milan
Redwood City, CA 94063

Re:	Codexis, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Codexis, Inc., a Delaware corporation (the “Company”), in connection with (a) its filing on December 6, 2018 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of (i) shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.0001 par value per share, (iii) one or more series of the Company’s debt securities to be issued under an indenture to be entered into between the Company, as issuer, and a third party to be identified therein as trustee (a form of which is included as Exhibit 4.6 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder, (iv) warrants, (v) purchase contracts, and (vi) units, and (b) its filing with the Commission on the date hereof of a prospectus supplement (the “Prospectus Supplement”) to the Registration Statement and the Base Prospectus providing for the resale from time to time by the selling stockholders named in the Prospectus Supplement of up to 3,048,780 shares (the “Shares”) of the Common Stock. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

November 6, 2019

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issue and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and the Prospectus Supplement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof and to the reference to our firm in the Registration Statement and Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP